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                                                                    EXHIBIT 99.0


                   Statement by Prudential-Bache International
                                November 25, 2002

         In response to global economic conditions and building upon Prudential Financial, Inc.'s (PRU:NYSE) reorganization this summer, the company is shifting the strategy and structure of Prudential-Bache International, which is the international wealth management arm of Prudential Financial.

         We believe it is very important for Prudential-Bache to focus, more than ever before, on the development of its private banking and private asset management capabilities. We believe these businesses are the key to effectively gathering more international assets under management, building Prudential's fee-based business worldwide, and ultimately contributing to the growth and protection of our private clients' wealth.

         In order to achieve the focus required to implement this strategy successfully, we recognize the need to reorganize most of Prudential-Bache's current operations and move this business away from the traditional U.S. retail stockbroking model. To begin this process, we have decided to fully integrate the European and Asian Private Client business of Prudential-Bache into the International Insurance and Investments division. This move is effective immediately.

     Prudential has also formed a new Global Equity Group for its Financial Advisory segment. This new group combines Prudential's U.S. equity research, as well as institutional sales and trading in U.S. equities, in North America, Asia and now Europe. Prudential-Bache's European Institutional Equity Sales throughout Europe will be fully integrated into this new group. Prudential's U.S. equity research and execution services will continue to be made available to all of our international operations.

         The Latin American branches of Prudential-Bache will now be managed together with the U.S. branches of the Private Client Group in the Investment division's Financial Advisory segment. The Latin American branches focus on U.S. dollar denominated products, and they operate generally in the same time zone as the U.S.

         To build scale in the private client business in Europe, we believe it is important to redirect all of our resources to those businesses we intend to grow. Therefore, it is our intention to exit from certain businesses and close or sell selected offices in Europe.

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         Broadly speaking, our intention is to discontinue our traditional transactional U.S. stockbroking activities to retail clients in Europe. We also intend to discontinue certain other activities carried out in our European retail branches, such as institutional fixed income and futures. In addition, we intend to exit Dryden Capital Management and PBIB London.

         Following this reorganization, Prudential-Bache's primary businesses in Europe will focus on our asset management services, including Prudential-Bache Limited, formerly Matheson (UK) and private banking business through Prumerica Private Bank (Switzerland). We expect to grow these businesses both organically and by making further acquisitions in targeted countries.

         The Asian branches will continue to operate their affluent wealth management business and will be integrated more closely with the reorganized European operations.

         Prudential expects growth in Prudential-Bache and our other international investments businesses. The changes will better position us to compete in global markets and create a solid base from which to grow these businesses worldwide. Most importantly, our new strategy and structure will allow us to help even more individuals and institutions in the future to effectively grow and protect their wealth.

         This statement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results and other developments. Although the company believes that these statements are reasonable, it can give no assurance that they will prove to be correct. Actual future results may differ materially from those discussed. Additional information regarding factors that could cause such a difference appears in the section titled "Forward-Looking Statements" of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 and in our Annual Report on Form 10-K for the year ended December 31, 2001.

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